FOR IMMEDIATE RELEASE

November 30, 2005 - Honesdale, PA


     William W. Davis, Jr. President and Chief Executive Officer of Norwood Financial Corp (Nasdaq-NWFL) and its subsidiary Wayne Bank announced the retirement of Charles E. Case of Honesdale from the Board of Directors. Mr. Case the former owner of Case Tire Service in Honesdale has had a long and distinguished career, having served on the Board since 1970. He was also a member of the Corporation's Audit and Compensation Committees. Mr. Davis commented, "Charlie has an in-depth knowledge of our market place and the history of the Bank. His guidance will be sorely missed. We wish him a long and happy retirement."

     Norwood Financial Corp, through its subsidiary, Wayne Bank, operates eleven offices throughout Wayne, Pike and Monroe Counties. As of September 30, 2005 the Company had total assets of $425.6 million, loans outstanding of $282.3 million with total deposits of $340.4 million. The Company's stock is traded on Nasdaq under the symbol "NWFL".

Contact:  Lewis J. Critelli
          Executive Vice President &
          Chief Financial Officer
          NORWOOD FINANCIAL CORP
          570-253-1455
          www.waynebank.com